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                                                                     EXHIBIT 5.1

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                                          HOLLAND & HART LLP
                                           ATTORNEYS AT LAW

DENVER o ASPEN                                SUITE 3200                         TELEPHONE (303) 295-8000
BOULDER o COLORADO SPRINGS              555 SEVENTEENTH STREET                   FACSIMILE (303) 295-8261
DENVER TECH CENTER                   DENVER, COLORADO 80202-3979
BILLINGS o BOISE                           MAILING ADDRESS
CHEYENNE o JACKSON HOLE                     P.O. BOX 8749
SALT LAKE CITY                       DENVER, COLORADO 80201-8749
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                                 August 24, 2000

Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

      RE:      FORM S-8 REGISTRATION STATEMENT FOR CONVERGENT GROUP CORPORATION

Dear Sir or Madam:

         Holland & Hart LLP has acted as special counsel to Convergent Group Corporation (the "Company") in connection with the preparation and filing of its registration statement on Form S-8 under the Securities Act of 1933, as amended (the "Act"), covering a total of 5,300,558 shares of its Common Stock, par value $.001 per share, to be issued under the Company's 1999 Stock Option Plan (the "Plan").

         As special counsel for the Company, we have examined such documents and reviewed such questions of law as we have considered necessary or appropriate for the purpose of this opinion. Based on the foregoing, we are of the opinion that the shares of Common Stock, when sold and delivered by the Company pursuant to the Plan, will be legally issued, fully paid and non-assessable.

         We consent to the filing of this opinion with the Securities and Exchange Commission (the "Commission") as an exhibit to the Form S-8. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or under the rules and regulations of the Commission.

         We do not express an opinion on any matters other than those expressly set forth in this letter.

                                       Very truly yours,

                                       /s/ Holland & Hart LLP

                                       Holland & Hart LLP